                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934
                              (Amendment No..____)

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
     (d)(2))

[X]  Definitive Information Statement

                              SEASONS SERIES TRUST
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ______________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     3)   Filing Party:

          ______________________________________________________________________

     4)   Date Filed:

          ______________________________________________________________________

AIG SUNAMERICA RETIREMENT MARKETS, INC.                    (AIG SUNAMERICA LOGO)
21650 Oxnard Street                                    THE RETIREMENT SPECIALIST
Woodland Hills, CA 91367
(800) 445-7862

January 27, 2006

Dear Contract Owner:

     We are writing to provide contract owners invested in the Small Cap and Strategic Fixed Income Portfolios (the "Portfolios") of Seasons Series Trust (the "Trust") with the enclosed information statement. The information statement provides information regarding a recent change in control of Salomon Brothers Asset Management Inc. ("SaBAM"), a subadviser to the Portfolios. The change of control occurred on December 1, 2005 when Legg Mason, Inc. acquired substantially all of the outstanding shares of capital stock of SaBAM from SaBAM's previous parent company, Citigroup, Inc. The transaction has not had and is not expected to have any impact on SaBAM's management or on SaBAM's ability to provide the type, quality or quantity of services that it currently provides to the Portfolios.

     As a matter of regulatory compliance, we are sending you this information statement which describes, among other things, the management structure of the Portfolios, the ownership of SaBAM, and the terms of the new subadvisory agreement with SaBAM, which has been approved by the Trustees of the Trust.

     If you have any questions regarding this change, please call our SunLine customer service center between the hours of 5 a.m. PST and 5 p.m. PST at (800) 445-7862.

Sincerely,


/s/ JANE ALDRICH
-------------------------------
Jane Aldrich, CFA
Senior Vice President
AIG SunAmerica Retirement Markets, Inc.

                              SEASONS SERIES TRUST
                               SMALL CAP PORTFOLIO
                        STRATEGIC FIXED INCOME PORTFOLIO
                                 P.O. BOX 54299
                           LOS ANGELES, CA 90054-0299

                                   ----------

                              INFORMATION STATEMENT
                   REGARDING A NEW SUBADVISORY AGREEMENT WITH
                     SALOMON BROTHERS ASSET MANAGEMENT INC.

                                   ----------

     This information statement is being provided to the shareholders of the Small Cap and Strategic Fixed Income Portfolios (the "Portfolios") of Seasons Series Trust (the "Trust") in lieu of a proxy statement, pursuant to the terms of an exemptive order the Trust has received from the Securities and Exchange Commission. The exemptive order permits the Trust's investment adviser, AIG SunAmerica Asset Management Corp. ("SunAmerica" or the "Adviser"), to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees (the "Trustees"), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Trustees of the Trust.

   WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
    THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED
                               TO TAKE ANY ACTION.

     This information statement will be mailed on or about January 27, 2006 to contract owners who chose either or both of the Portfolios as an investment option prior to December 1, 2005.

PURPOSE OF THE INFORMATION STATEMENT

     On December 1, 2005, Legg Mason, Inc. ("Legg Mason") acquired substantially all of the outstanding shares of capital stock of Salomon Brothers Asset Management Inc. ("SaBAM") from Citigroup, Inc., SaBAM's previous parent company (the "Transaction"). The Transaction has not had and is not expected to have any immediate impact on SaBAM's management of the Portfolios or on SaBAM's ability to provide the type, quality or quantity of services that it currently provides to the Portfolios. However, the Transaction has resulted in a change of control of SaBAM and an assignment of the subadvisory agreement between SunAmerica and SaBAM dated October 1, 2002, as amended (the "Prior Subadvisory Agreement"). As required by Section 15(a) of the Investment Company Act of 1940 (the "1940 Act"), the terms of the Prior Subadvisory Agreement provided for its automatic termination upon such an assignment.

     This information statement is intended to inform you that the Trustees of the Trust approved a new Subadvisory Agreement between SunAmerica and SaBAM with respect to the Portfolios, which agreement became effective upon the closing of the Transaction (the "New Subadvisory Agreement"). This information statement also describes generally the terms of the Transaction and the terms of the New Subadvisory Agreement, which are substantially identical to the Prior Subadvisory Agreement. The advisory fees paid by the Trust and the subadvisory fees paid by SunAmerica did not increase as a result of the Transaction. This information statement is being mailed to shareholders beginning on or about January 27, 2006.

THE TRUST

     The Portfolios are investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the "Advisory Agreement") with SunAmerica on January 1, 1999, as amended from time to time, with the approval of the Trustees. SunAmerica is an indirect, wholly-owned subsidiary of American International Group, Inc., and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. SunAmerica selects the subadvisers for the Trust's Portfolios, manages portions of certain

Portfolios, provides various administrative services and supervises the Portfolios' daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios or portions thereof for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services, while obtaining, within the portfolios' investment objective, a distinct investment style. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other consideration.

     The subadvisers to the Trust's Portfolios act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the relevant portions of the portfolios regarding securities to be purchased and sold. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the Trust's policies and the oversight and supervision of SunAmerica. SunAmerica pays the subadvisers for services rendered and the Trust's Portfolios do not pay fees directly to the subadvisers.

THE NEW SUBADVISORY AGREEMENT

     Pursuant to the Prior Subadvisory Agreement with SunAmerica, SaBAM served as the subadviser to the Portfolios until the Prior Subadvisory Agreement was terminated upon the change of control of SaBAM. At the Board meeting held on September 8, 2005, the Trustees approved the New Subadvisory Agreement between SunAmerica and SaBAM, which is identical in all material respects to the Prior Subadvisory Agreement, to become effective upon the closing of the Transaction. The subadvisory fee rate payable to SaBAM under the New Subadvisory Agreement is identical to the subadvisory fee rate payable under the Prior Subadvisory Agreement. The New Subadvisory Agreement became effective on December 1, 2005.

     Under the Advisory Agreement, SunAmerica receives from the Trust a fee, accrued daily and payable monthly, based on the net Assets of each Portfolio at the following annual rates: Small Cap Portfolio, 0.85% on the first $250 million, 0.80% on the next $250 million, and 0.75% thereafter, or $753,991 for the period ended March 31, 2005; Strategic Fixed Income Portfolio, 0.80% on the first $200 million, 0.75% on the next $300 million, and 0.70% thereafter, or $16,165 for the period ended March 31, 2005. The term "Assets" means the average daily net assets of the respective Portfolio. For the period from February 14, 2005 through March 31, 2005, SunAmerica paid SaBAM fees equal to the annual rate of 0.18% or $19,602, with respect to the Small Cap Portfolio, and 0.14%, or $2,744 with respect to the Strategic Fixed Income Portfolio.

     The New Subadvisory Agreement is substantially identical in form and substance to the Prior Subadvisory Agreement, in that each (i) provides that SaBAM manage a portion of the Portfolios allocated to it on a discretionary basis, (ii) provides for SunAmerica to compensate SaBAM for its services, (iii) authorizes SaBAM to select the brokers or dealers to effect portfolio transactions for the Portfolios, and (iv) requires SaBAM to comply with the Portfolios' investment policies and restrictions and with applicable law. The New Subadvisory Agreement will not result in an increase in fees to shareholders. The form of the New Subadvisory Agreement is attached to this information statement as Exhibit A.

INFORMATION ABOUT SABAM

     SaBAM is located at 399 Park Avenue, New York, NY 10022. SaBAM is a wholly-owned subsidiary of Legg Mason, Inc., a publicly owned financial services holding company that provides asset management, securities brokerage, investment banking and related financial services through its subsidiaries. Legg Mason is located at 100 Light St., Baltimore, Maryland 21202. As of September 30, 2005, SaBAM managed approximately $91.65 billion in assets.

     The names and positions of the directors and the principal executive officer of SaBAM are as follows

    NAME                  POSITION
    ----                  --------
Peter Wilby    Director and Managing Director
Michael Even   Director
Evan Merberg   Director

The address for each of the named directors and officer is 399 Park Avenue, New York, NY 10022.

     With respect to each Portfolio, SaBAM is the investment adviser for another mutual fund that has a similar investment objective. The name of the fund, together with information concerning the fund's assets, the annual fees paid (as a percentage of average net assets) to SaBAM for its services, are set forth below.

                                              ASSETS AS OF
                                           SEPTEMBER 30, 2005               FEE RATE
                FUND NAME                      (MILLIONS)       (% OF AVERAGE DAILY NET ASSETS)
                ---------                  ------------------   -------------------------------
Smith Barney Small Cap Value Fund                $784.9                      0.75%
(managed similar to Small Cap Portfolio)

John Hancock I Special Value Trust               $ 40.3                      0.55%
(managed similar to Small Cap Portfolio)

Salomon Institutional Emerging Markets           $ 97.8                      0.70%
Debt Fund (managed similar to Strategic
Fixed Income Portfolio)

FACTORS CONSIDERED BY THE BOARD OF TRUSTEES

     At a meeting held on September 8, 2005, the Trustees received materials related to certain factors used in their consideration of whether to approve the New Subadvisory Agreement, including (1) the nature, extent and quality of services provided by SaBAM; (2) the size and structure of the subadvisory fees charged in connection with SaBAM's management of the Portfolios, compared to subadvisory fee rates of a group of funds with similar investment objectives (the "Subadvisor Expense Group/Universe"), as selected by an independent third-party provider of investment company data; (3) the investment performance of the Portfolios ("Performance Group/Universe") and against benchmarks and/or indices; (4) the terms of the New Subadvisory Agreement; (5) whether the Portfolios will benefit from possible economies of scale; and (6) information regarding SaBAM's compliance and regulatory history. In addition, the Trustees considered the organization capability and financial condition of SaBAM and the conditions and trends prevailing in the economy, the securities markets and the investment company industry.

     The Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust (the "Independent Trustees") as defined in the 1940 Act, were separately represented by counsel that is independent of SunAmerica in connection with their consideration of approval of the New Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in executive sessions during which such independent counsel provided guidance to the Independent Trustees.

     Nature, Extent and Quality of Services. The Trustees considered the nature, quality and extent of services provided by SaBAM. The Trustees noted that SaBAM is responsible for providing investment management services, including investment research, advice and supervision, and determining which securities shall be purchased or sold by the Portfolios. The Trustees reviewed SaBAM's history, structure, size and investment experience. The Trustees were informed that in management's judgment, that SaBAM has the size, visibility and resources to attract and retain highly qualified investment professionals.

     The Trustees reviewed the qualifications, background and responsibilities of SaBAM's staff who is or would be responsible for providing investment management services to the Portfolios. The Trustees concluded that they were satisfied with the nature, quality and extent of the services provided by SaBAM and that there was a reasonable basis on which to conclude that it would continue to provide high quality services to the Portfolios.

     Fees and Expenses. In connection with the Trustees' review of the New Subadvisory Agreement, the Trustees received and reviewed information regarding the Portfolios' subadvisory fees compared against such expense ratios of funds in their respective Subadvisor Expense Group/Universe. It was noted that with respect to subadvisory fees, SunAmerica negotiated the fees with SaBAM at arms-length. The Trustees also considered that the subadvisory fees are paid by SunAmerica out of its advisory fee and not by the Portfolios, and that subadvisory fees may vary widely within a Subadvisor Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs.

     The Trustees noted that the Small Cap Portfolio's subadvisory fees were below the median of its Subadvisor Expense Group and its Subadvisor Expense Universe. In addition, the Trustees noted that the Strategic Fixed Income Portfolio's subadvisory fees were approximately 4 basis points above the median of its Subadvisory Expense Group and that there were too few comparable funds in the Portfolio's Subadvisory Expense Universe to provide a meaningful comparison. On the basis of the information considered, the Trustees concluded that the subadvisory fee rate for each Portfolio was fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.

     Investment Performance. The Trustees, including the Independent Trustees, received and reviewed information prepared by SunAmerica and by Morningstar, Inc. and Lipper, Inc., third party providers of investment company information regarding the Small Cap Portfolio investment performance compared against its benchmark and other funds in its Performance Group/Universe. The Trustees considered that the Small Cap Portfolio's performance trailed the Lipper Small Cap Core Index and the median of its Performance Group and Performance Universe for the one-, three- and five-year periods and the period since inception. Furthermore, the Trustees took into account management's discussion of the Small Cap Portfolio's performance and concluded that the Portfolio's underperformance was being addressed. With respect to the Strategic Fixed Income Portfolio, the Trustees did not consider performance because there was less than six months of performance history.

     Profitability and Economies of Scale. In considering the profitability to SaBAM in connection with its relationship with the Portfolios, the Trustees noted that the fees under the New Subadvisory Agreement are paid by SunAmerica. The Trustees also relied on the ability of SunAmerica to negotiate the New Subadvisory Agreement and the fees thereunder at arm's length. For each of the above reasons, the profitability to SaBAM from its relationship with the Portfolios was determined not to be a material factor in the Trustees' deliberations. For similar reasons, the potential for the Portfolio to experience economies of scale from SaBAM's management of the Portfolios was not considered a material factor to the Trustees' consideration of SaBAM.

     Terms of New Subadvisory Agreement. The Trustees, including the Independent Trustees, reviewed the terms of the New Subadvisory Agreement, including the duties and responsibilities undertaken by SaBAM. The Trustees noted that the New Subadvisory Agreement provides that SaBAM will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Trustees also considered other provisions of the New Subadvisory Agreement and concluded that the terms of the New Subadvisory Agreement are reasonable, fair and in the best interests of the Portfolios and their shareholders.

     Compliance. The Trustees considered SaBAM's compliance and regulatory history, including information whether it was involved in any regulatory actions or investigations. The Trustees concluded that there was no material litigation or proceeding that would materially effect SaBAM's ability to advise the Portfolios.

     Conclusions. In reaching their decision to recommend the approval of the New Subadvisory Agreement, the Trustees did not identify any single factor as being controlling, but based their recommendation on all of the factors it considered and each Trustee individually weighing the various factors. Based upon the materials they reviewed, the representations made to them and the considerations described above, and as part of their deliberations, the Trustees, including the Independent Trustees, concluded that SaBAM possesses the capability and resources to perform the duties required of it under the New Subadvisory Agreement.

OWNERSHIP OF SHARES

     As of December 1, 2005, there were 13,532,159 shares of the Small Cap Portfolio outstanding. All outstanding shares of the Portfolio are owned of record, in the aggregate by the following:

                                        SMALL CAP PORTFOLIO
                                        -------------------
                                          SHARES        %
                                        ----------   ------
AIG SunAmerica Life Assurance Company
   Variable Annuity Account Five ....   13,490,209    99.69%

FSA Variable Annuity Account Five ...       41,950     0.31%

                                        ----------   ------
   TOTAL SHARES OUTSTANDING .........   13,532,159   100.00%

     As of December 1, 2005, there were 3,613,617 shares of the Strategic Fixed Income Portfolio outstanding. All outstanding shares of the Portfolio are owned of record, in the aggregate by the following:

                                        STRATEGIC FIXED INCOME PORTFOLIO
                                        --------------------------------
                                                 SHARES       %
                                               ---------   -------
AIG SunAmerica Life Assurance Company
   Variable Annuity Account Five ....          1,089,505    30.15%

FSA Variable Annuity Account Five ...             21,682     0.60%

AIG SunAmerica Life Assurance Company          2,502,430    69.25%

                                               ---------   ------
   TOTAL SHARES OUTSTANDING .........          3,613,617   100.00%

     To SunAmerica's knowledge, no person owns a Contract or interests therein for more than 5% of the outstanding shares of either Portfolio. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of either Portfolio as of December 31, 2005.

BROKERAGE COMMISSIONS

     The table below sets forth, for the Small Cap Portfolio's fiscal year ended March 31, 2005, the aggregate brokerage commissions paid, the commissions paid to affiliated broker/dealers and the amount paid to affiliated broker/dealers as a percentage of the Small Cap Portfolio's aggregate brokerage commissions.

                                                            PERCENTAGE OF
                       AGGREGATE      AMOUNT PAID TO     COMMISSIONS PAID TO
                       BROKERAGE    AFFILIATED BROKER-       AFFILIATED
PORTFOLIO             COMMISSIONS         DEALERS           BROKER-DEALERS
-------------------   -----------   ------------------   -------------------
Small Cap Portfolio     $300,628          $5,771                1.92%

The Small Cap Portfolio effected brokerage transactions with Citigroup Global Markets, Inc., who was an affiliated broker-dealer of SaBAM prior to the Transaction. The Strategic Fixed Income Portfolio did not engage in any brokerage transactions with affiliated broker/dealers for the period ended March 31, 2005.

SHAREHOLDER REPORTS

     The Trust has previously sent its Annual and Semi-Annual Reports to its shareholders. Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling 1-800-445-7862.

SHAREHOLDER PROPOSALS

     The Trust is not required to hold annual shareholder meetings, and therefore, it cannot be determined when the next meeting of shareholders will be held. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Nori
L. Gabert, Esq., Secretary of Seasons Series Trust, 2929 Allen Parkway, Houston, Texas 77019.

                                        By Order of the Trustees,


                                        /s/ NORI L. GABERT
                                        ----------------------------------------
                                        Nori L. Gabert
                                        Secretary
                                        Seasons Series Trust

Dated: January 27, 2006

                              SUBADVISORY AGREEMENT

     This SUBADVISORY AGREEMENT is dated as of December 1, 2005 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and Salomon Brothers Asset Management Inc., a Delaware corporation (the "Subadviser").

                                   WITNESSETH:

     WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue shares of beneficial interest, par value $.01 per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

     WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is a "investment adviser" as defined under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio or portfolios of the Trust listed on Schedule A attached hereto (the "Portfolio(s)"), and the Subadviser is willing to furnish such services;

     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

     1. DUTIES OF THE SUBADVISER. (a) The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine, in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with
(a) the objectives, policies, and limitations for the Portfolio(s) set forth in the Trust's current prospectus and statement of additional information, and (b) applicable laws and regulations.

          The Subadviser represents and warrants to the Adviser that the portion of assets allocated to it of each of the Portfolios set forth in Schedule A will at all times be operated and managed (1) in compliance with all applicable federal and state laws governing its operations and investments; and (2) so as not to jeopardize either the treatment of the Seasons variable annuity contracts issued by Variable Annuity Account Five (File No. 33-08859; hereinafter "Contracts") as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), or the eligibility of the Contracts to qualify for sale to the public in any state where they may otherwise be sold. Without limiting the foregoing, the Subadviser represents and warrants (1) qualification, election and maintenance of such election by each Portfolio to be treated as a "regulated investment company" under Subchapter M, chapter 1 of the Code, and (2) compliance with (a) the provisions of the Act and rules adopted thereunder; (b) the diversification requirements specified in the Internal Revenue Service's regulations under Section 817(h) of the Code; (c) applicable state insurance laws; (d) applicable federal and state securities, commodities and banking laws; and (e) the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein,


                                   EXHIBIT A
such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the 1940 Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

          (b) The Subadviser agrees: (i) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (ii) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

     2. PORTFOLIO TRANSACTIONS. The Subadviser is responsible for decisions to buy or sell securities and other investments for a portion of the assets of each Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Trustees may determine and, consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

          (b) Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, the Adviser may direct the Subadviser to effect a specific percentage of a Portfolio's transactions in securities and other investments to certain broker-dealers and futures commission merchants. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge:


                                   EXHIBIT A

                    (1) all brokerage transactions are subject to best
               execution. As such, Subadviser will use it's best efforts to direct non-risk commission transactions to a particular broker-dealer in futures commission merchant designated by the Adviser provided that the Subadviser obtains best execution;

                    (2) such direction may result in the Subadviser paying a
               higher commission, depending upon the Subadviser's arrangements with the particular broker-dealer or futures commission merchant, etc;

                    (3) if the Subadviser directs payments of an excessive
               amount of commissions, the executions may not be accomplished as rapidly. In addition, the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single "bunched" transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; and

                    (4) Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers. As such the Subadviser may be unable to fulfill the Adviser's request for direction due to the reasons stated above. The Subadvisers will not be held accountable for actions taken in response to the Adviser's specific request for direction in the absence of disabling conduct described in paragraph ten herein.

     3. COMPENSATION OF THE SUBADVISER. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

     4. OTHER SERVICES. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services in order to facilitate meetings or other similar functions. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser's cost.

     5. REPORTS. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

     6. STATUS OF THE SUBADVISER. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     7. PROXY VOTING. The Adviser will vote proxies relating to the Portfolio's securities. The Adviser will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Trustees. The Adviser may, on certain non-routine matters, consult with the Subadviser before voting proxies relating to the Portfolio's securities. The Adviser will instruct the custodian and other parties providing services to the Trust promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Portfolio (other than materials relating to legal proceedings).

     8. CERTAIN RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the investments of the Portfolio(s) that


                                   EXHIBIT A
are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or the Adviser on request.

          The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

     9. REFERENCE TO THE SUBADVISER. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

     10. LIABILITY OF THE SUBADVISER. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

          (b) The Subadviser shall not be liable to the Adviser, its officers, directors, agents, employees, controlling persons or shareholders or to the Trust or its shareholders for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of a Portfolio not managed by Subadviser and (ii) acts of the Subadviser which result from or are based upon acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Portfolio, which records are not also maintained by the Subadviser or, to the extent such records related to the portion of the assets managed by the Subadviser, otherwise available to the Subadviser upon reasonable request. The Adviser and Subadviser each agree that the Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate operating portfolio and shall comply with subsections (a) and (b) of Section 1 of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code) only with respect to the portion of assets of a Portfolio allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of the Adviser, the Trust and any other subadviser with respect to the portion of a Portfolio's assets not allocated to the Subadviser and with respect to any other portfolio of the Trust.

     11. CONFIDENTIALITY. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others, becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, self regulatory organizations, or to the extent such disclosure is necessary for employees of the Subadviser to carry out its duties on behalf of the Portfolio(s) as contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.


                                   EXHIBIT A

     12. PERMISSIBLE INTERESTS. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

     13. TERM OF THE AGREEMENT. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.

          With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Trust. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

          This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

     14. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     15. AMENDMENTS. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

     16. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

     17. SEPARATE SERIES. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

     18. NOTICES. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:     Salomon Brothers Asset Management, Inc.
                300 First Stamford Place
                Stamford, Connecticut 06902
                Attention: Christine Syder
                           General Counsel

Adviser:        AIG SunAmerica Asset Management Corp.
                Harborside Financial Center
                3200 Plaza 5
                Jersey City, NJ 07311
                Attention: Gregory Bressler
                           Senior Vice President and General Counsel


                                    EXHIBIT A
with a copy to: AIG SunAmerica Inc.
                1 SunAmerica Center
                Century City
                Los Angeles, CA 90067-6022
                Attention: Mallary L. Reznik
                           Seasons Series Trust

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

                                        AIG SUNAMERICA ASSET MANAGEMENT CORP.


                                        By: /s/ PETER A. HARBECK
                                            ------------------------------------
                                        Name: Peter A. Harbeck
                                        Title: President and Chief
                                               Executive Officer


                                        SALOMON BROTHERS ASSET MANAGEMENT, INC.


                                        By: /s/ JOEL SAUBER
                                            ------------------------------------
                                        Name: Joel Sauber
                                        Title: Managing Director


                                   EXHIBIT A

                                   SCHEDULE A

                                                        ANNUAL FEE
                                   (AS A PERCENTAGE OF THE AVERAGE DAILY NET ASSETS THE
PORTFOLIO(S)                               SUBADVISER MANAGES IN THE PORTFOLIO)
------------                       ----------------------------------------------------
Strategic Fixed Income Portfolio                           0.41%
Small Cap Portfolio                                        0.50%


                                    EXHIBIT A